Exhibit 3.68
BY-LAWS
OF
INTERNATIONAL RESOURCES GROUP, LTD.

ARTICLE 1
OFFICES
     The principal office of the corporation shall be located in the Town of Brookhaven, Suffolk County, New York. The corporation may also establish and have offices at such other place or places, within or without the State of Delaware as may, from time to time, be designated by the Board of Directors.
ARTICLE 2
SEAL
     The corporation shall have a seal with the name of the corporation, the year of its organization, the words “Corporate Seal” and the state of its incorporation thereon.
ARTICLE 3
SHAREHOLDERS’ MEETING
     Section 1. All Meetings. All meetings of shareholders shall be held either at the principal office of the corporation, or at such other place or places, within or without the State of New York, as, may, from time to time, be designated by the Board of Directors.
     Section 2. Annual Meetings. The annual meeting of the shareholders of the corporation shill be held on such date and at such time as may be fixed by resolution of the Board of Directors. The order of business at the annual meeting of shareholders shall be as follows:
a.	Call to order;

b.	Roll call to determine quorum;

c.	Proof of proper notice of the meeting;

d.	Reading and correction and approval of minutes of the preceding meeting;

e.	Officers’ reports;

f.	Committee reports;

g.	Unfinished business;

h.	Election of new directors;

i.	New or other business.
     Section 3. Special Meetings. Except as otherwise provided by law, special meetings of the shareholders of this corporation shall be held whenever called by the Chairman of the Board or by a majority of the Board of Directors or whenever one or more shareholders who are entitled to vote and who hold at least twenty-five (25%) percent of the shares issued and outstanding shall make written application therefor to the Secretary or an Assistant Secretary stating the time, place and purpose of the meeting called for.
     Section 4. Notice of Shareholders’ Meetings. Notice of all shareholders’ meeting stating the time and the place and the objects for which such meetings are called shall be given by the Chairman of the Board, the President, Vice President, Treasurer or the Secretary or by any one or more shareholders by ordinary mail not less than ten, nor more than fifty(50),days prior to the date of the meeting, to each shareholder of record at his address as it appears on the share books of the corporation, unless he shall have filed with the Secretary of the corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     Any meeting of which all shareholders shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.
     Section 5. Waiver of Notice. Whenever any notice whatever is required to be given by these By-Laws or the Certificate of Incorporation of this corporation, or any of the corporation laws of the State of Delaware, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
     Section 6. Quorum of Shareholders. Except as hereinafter provided and as otherwise provided by law, at any meeting of the shareholders, the presence at the commencement of such meeting in person or by proxy of shareholders holding of record a majority in interest of all the shares issued and outstanding shall constitute a quorum. Any meeting may be adjourned by a majority vote of the shareholders present thereat notwithstanding the absence of a quorum. The meeting may be held as adjourned without further notice. At any such adjourned meeting at .which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present. When a quorum is present at any meeting, a majority in interest of the shares represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these By-Laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.
     Section 7. Proxy and Voting. Shareholders of record may vote at any meeting either in person or by proxy, in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Each shareholder shall be entitled to one vote for each share held by him.
ARTICLE 4
DIRECTORS
     Section 1. Board of Directors. A Board of Directors shall be chosen by ballot at the annual meeting of the shareholders or at any meeting held in place thereof as provided by law. The number of directors of this corporation shall be fixed from time to time by resolution of the Board of Directors. Each director shall serve until the next annual meeting of the shareholders and until his successor is duly elected and qualified. Directors shall be of full age.
     Section 2. Powers. The Board of Directors shall manage the entire business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Delaware, with the Certificate of Incorporation of the corporation, or with these By-Laws. The Board of Directors shall have power to determine: what constitutes net earnings, profits and surplus, respectively; what amount shall be reserved for working capital and for any other purpose; and, what amount shall be declared as dividends; all such determinations by the Board of Directors shall be final and conclusive.
     Section 3. Meetings. Regular meetings of the Board of Directors shall be held at such places in or outside of the State of Delaware, and at such times as the Board of Directors by vote may determine, and if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place in or outside of the State of Delaware, whenever called by the Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary or an Assistant Secretary, or two Directors, notice thereof being given to each director by the Secretary or an officer calling the meeting, or at any time without formal notice provided all the directors are present, or those not present shall at any time waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the notice by ordinary mail to each director at his residence or business address at least three (3) days before the day on which the meeting is to be held, unless, in case of emergency, the Chairman of the Board of Directors or the President shall prescribe a shorter notice to be given personally or by telephoning each director at his residence or business address. Such special meeting shall be held at such time and place as the notice thereof or waiver shall specify.
     Section 4. Quorum of Directors. A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these By-Laws.
     Section 5. Removal of Directors. Any or all of the directors may be removed, either with or without cause, at any time by a vote of the shareholders at any meeting called for such purpose.
ARTICLE 5
OFFICERS
     Section 1. Election and Eligibility. The officers of the corporation shall be elected by the Board of Directors after its election by the shareholders, and a meeting may be held without notice for this purpose immediately after the annual meeting of the shareholders and at the same place.
     The officers of this corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer.
     The Board of Directors, at its discretion, may appoint a General Manager, one or more Assistant Treasurers, and one or more Assistant Secretaries, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.
     No officer of the corporation need be a shareholder or director of the corporation. Any person may hold more than one office provided the duties thereof can be consistently performed by the same person.
     Section 2. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation, and, when present, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board or the President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stocks, bonds, deeds, mortgages, extension agreements, modifications of mortgage agreements, leases, and contracts of the corporation. He shall perform all the duties commonly incident to the chief executive office of a corporation and shall perform such other duties as the Board of Directors shall designate.
     Section 3. President. The President shall be the chief administrative officer of the corporation, and, when present, shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. He shall perform the duties and have the powers of the Chairman of the Board during the absence or disability of the Chairman of the Board and shall have the power to sign all certificates of stocks, bonds, deeds and contracts of the corporation. He shall perform such other duties and have such other powers as the Board of Directors shall designate.
     Section 4. Vice President. Except as specifically limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President. He shall perform such other duties and have such other powers as the Board of Directors shall designate.
     Section 5. Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders, and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall have charge of the corporation’s seal, the stock certificate book and such other books and papers as the Board of Directors may prescribe. The Secretary shall affix the seal of the corporation to such papers as require it, shall make such reports to the Board of Directors as they request, and shall prepare and cause to be filed such reports and statements as may be required by law. The Secretary shall have power, together with the President or Vice President, to sign certificates of shares of the corporation. In his absence at any meeting, an Assistant Secretary or a Secretary pro tempore shall perform his duties thereat.
     Section 6. Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers; and documents of the corporation, and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the Board of Directors shall designate. He may endorse for deposit or collection all checks and notes payable to the corporation, and together with the Chairman of the Board and the President may sign certificates of stock. He shall keep accurate books of account of the corporation’s transactions which shall be the property of the corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors.
     Section 7. Salaries. Salaries of all officers shall be determined from time to time by the Board of Directors.
ARTICLE 6
SIGNATURES
     All checks, drafts, notes, or other obligations for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors shall, by general or special resolution, direct. The Board of Directors may also, in its discretion, require, by general or special resolutions, that checks, drafts, notes, and other obligations for the payment of money shall be countersigned or registered as a condition to ‘their validity by such officer or officers or agent or agents as shall be directed in such resolutions.
ARTICLE 7
RESIGNATIONS
     Any director or officer of the corporation may resign at any time by giving written notice to the corporation, to the Board of Directors, or the Chairman of the Board, or to the President or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein,or, if the time is not specified therein, upon its acceptance by the Board of Directors.
ARTICLE 8
VACANCIES
     If the office of any director or officer or agent becomes vacant by reason of death, disqualification, or otherwise, the directors may, by vote of a majority of a quorum, choose a successor or successors who shall hold office for the unexpired term. Vacancies resulting from an increase in the number of directors may be filled in the same manner.
ARTICLE 9
CORPORATE SHARES
     Section 1. Certificates. Every shareholder shall be entitled to a certificate or certificates of the shares of the corporation in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the corporation and setting forth the number and kind of shares. Such certificates shall be signed by the Chairman of the Board or the President, and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary. All certificates exchanged or returned to the corporation shall be marked “cancelled” by the Secretary, with the date of cancellation.
     Section 2. Transfers. Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary Federal and state transfer tax stamps affixed, and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the corporation of his post office address.
     Section 3. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action.
     Section 4. Loss of Certificates. In case of the loss, mutilation, or destruction of a certificate of shares, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.
ARTICLE 10
DIVIDENDS
     Dividends shall be declared and paid at such times and in such amounts as the Board of Directors may, in its absolute discretion, determine and designate, subject to the restrictions and limitations imposed by law.
ARTICLE 11
FISCAL YEAR
     The fiscal year of the corporation shall begin the first day of October in each year, or such other date determined by the Board of Directors.
ARTICLE 12
AMENDMENTS
     The By-Laws of the corporation may be amended, added to or repealed by the affirmative vote of two-thirds of the entire Board of Directors at any meeting of the Board, provided written notice of the proposed change is given before the meeting, or such notice is waived in writing. The By-Laws may also be amended, added to or repealed by vote of a majority of the issued and outstanding stock of this corporation, at any meeting of the shareholders, provided notice of the proposed change is given in the notice of meeting, or notice thereof is waived in writing.
ARTICLE 13
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS
     The directors and officers of the corporation shall be indemnified to the fullest extent permitted by the Business Corporation Law of the State of New York. The corporation may, at the discretion of the Board of Directors, purchase and maintain directors’ and officers’ liability insurance, covering any expenses incurred in any proceeding and any liabilities asserted against any of them in such capacity, except that no insurance may provide for indemnification in connection with material acts of active and deliberate dishonesty. Employees of the corporation may, if so provided by the Board, be entitled to indemnification to the same extent as are directors and officers of the corporation, and the corporation may, if so provided by the Board, purchase and maintain liability insurance for employees with regard to their actions on behalf of the corporation.

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